UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The Manitowoc Company, Inc.
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THE MANITOWOC COMPANY, INC.

2400 South 44th Street

P.O. Box 66

Manitowoc, Wisconsin 54221-0066

(920) 684-4410

SUPPLEMENT TO PROXY STATEMENT

The information contained herein supplements the definitive proxy statement of The Manitowoc Company, Inc. (the “Company”), which was filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2015 (the “Proxy Statement”), relating to the Company’s 2015 Annual Meeting of Shareholders, which will be held at the Holiday Inn Manitowoc, located at 4601 Calumet Avenue, Manitowoc, Wisconsin 54220, on Tuesday, May 5, 2015, at 9:00 a.m. (CDT).

Subsequent to the finalization of the Proxy Statement, Dino Bianco, a nominee for election to the Company’s Board of Directors, informed the Company that he is retiring as Executive Vice President of Kraft Foods Group, Inc. and as President of its Beverages business effective April 1, 2015. Therefore, this supplement to the Proxy Statement (the “Supplement”) is being filed with the SEC, and posted on the Internet at www.proxydocs.com/mtw on or about March 23, 2015, to update the biographical information of Mr. Bianco presented under “Proposals Requiring Your Vote—Proposal 1—Election of Directors—Nominees for a One-Year Term Expiring at the Annual Meeting in 2016” on page 5 of the Proxy Statement as follows:

Dino Bianco, 52, has served as Executive Vice President of Kraft Foods Group, Inc. (NASDAQ: KRFT) since 2012 and President of its Beverages business since 2013, but will be retiring effective April 1, 2015. Kraft Foods Group, Inc., headquartered in Northfield, Illinois, is one of the largest consumer packaged food and beverage companies in North America. Mr. Bianco previously served as Senior Vice President of Kraft Foods Group, Inc. and President of Kraft Canada (2005-2012) and Vice President of Marketing for Kraft’s Beverages, Desserts, Grocery and Cereals businesses (2001 to 2005). Mr. Bianco joined Kraft in 1990 as Finance Manager and held several roles in finance, financial planning and analysis, sales strategy and marketing. Mr. Bianco is a Chartered Professional Accountant, and prior to joining Kraft he was employed by PricewaterhouseCoopers LLP. In addition Mr. Bianco is a past chair of Food and Consumer Products of Canada, past member of the Board of The Grocery Foundation, and past member of the Board of Trustees of the United Way of Toronto.

Mr. Bianco would bring extensive relevant experience to the Company’s Board of Directors, with 25 years of financial, marketing and senior management experience with one of the largest food and beverage companies in North America. Therefore, the Board believes he is qualified to serve as a director and would be a valuable member of the Board.

This Supplement does not update any other information set forth in the Proxy Statement. As a reminder, a proxy may be revoked at any time before it is exercised by filing a written notice of revocation with the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by voting in person at the 2015 Annual Meeting.

The date of this supplement to the proxy statement is March 23, 2015